UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 18, 2024

Proficient Auto Logistics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42035	93-1869180
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

12276 San Jose Blvd., Suite 426

Jacksonville, FL 32223

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 506-7918

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PAL	Nasdaq Global Market

Item 2.02 Results of Operations and Financial Condition

On June 18, 2024, Proficient Auto Logistics, Inc. (the “Company”) issued a press release regarding the financial results for the Company, Proficient Auto Transport, Inc. and the Company’s five founding companies on a combined basis for the quarter ended March 31, 2024 and certain other information. The full text of the Company’s press release is furnished herewith as Exhibit 99.1.

The Company has scheduled a conference call for 9:00 am Eastern time on June 18, 2024 to discuss its operations and financial results. The Company invites investors to join the investor conference call by registering through this link: https://register.vevent.com/register/BIdd40ce9adc75493abf9a39f9d270fb13. Once registered, you will receive a dial-in and a unique pin to join the conference. You may also join the listen-only Webcast via https://edge.media-server.com/mmc/p/fh6ej9ww.

The information in this Item 2.02 and the attached exhibit are being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated June 18, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2024.

Proficient Auto Logistics, Inc.

By	/s/ Brad Wright
Brad Wright
Chief Financial Officer and Secretary

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